Exhibit 99.1

Press Release

For more information contact: Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 262-879-5945 britt.zarling@fiserv.com	Investor Relations: Stephanie Gregor Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2014 Results

Adjusted internal revenue growth of 5 percent for the quarter;

Adjusted EPS increase of 10 percent for the quarter;

Free cash flow increase of 13 percent year to date;

Full year 2014 outlook affirmed and adjusted EPS guidance increased

Brookfield, Wis., October 28, 2014 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the third quarter of 2014.

GAAP revenue in the third quarter was $1.26 billion compared with $1.20 billion in the third quarter of 2013. Adjusted revenue was $1.19 billion in the third quarter compared with $1.14 billion in the third quarter of 2013, an increase of 4 percent. For the first nine months of 2014, GAAP revenue was $3.75 billion compared with $3.55 billion for the first nine months of 2013. Adjusted revenue was $3.52 billion in the first nine months of 2014 compared with $3.36 billion in the same period in 2013, an increase of 5 percent.

GAAP earnings per share from continuing operations in the third quarter was $0.95 compared with $0.61 in the third quarter of 2013. The third quarter 2014 GAAP earnings per share from continuing operations included a $0.21 per share gain on the sale of a subsidiary business at StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest. GAAP earnings per share from continuing operations for the first nine months of 2014 was $2.25 compared with $1.61 for the first nine months of 2013.

Adjusted earnings per share from continuing operations in the quarter increased 10 percent to $0.86 compared with $0.78 in the third quarter of 2013. Adjusted earnings per share from continuing operations in the first nine months of 2014 increased 13 percent to $2.48 compared with $2.19 in the same period of 2013.

“The business performed very well in the quarter, delivering strong results including 8 percent adjusted internal revenue growth in the Payments segment, and record sales performance for the Company,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “The strength of our business model combined with growth in high quality revenue, produced excellent adjusted operating margin expansion and free cash flow results.”

Press Release

Third Quarter 2014

•	Adjusted revenue increased 4 percent in the quarter to $1.19 billion and 5 percent year to date to $3.52 billion over the prior year periods.

•	Adjusted internal revenue growth in the quarter was 5 percent for the company, driven by 8 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Adjusted internal revenue growth was 4 percent in the first nine months of 2014, led by 7 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted earnings per share increased 10 percent in the quarter to $0.86 and increased 13 percent in the first nine months of 2014 to $2.48 compared to the prior year periods.

•	Adjusted operating margin increased 70 basis points in both the quarter and first nine months of 2014 to 31.2 percent and 30.5 percent, respectively, compared with the prior year periods.

•	Free cash flow increased 17 percent in the quarter and was up 13 percent year to date to $674 million compared with $598 million in the prior year period.

•	The company received $63 million in cash distributions in the quarter from StoneRiver, totaling $108 million year to date. These distributions have been excluded from the company’s free cash flow.

•	The company repurchased 4.2 million shares of common stock in the quarter for $270 million and 13.3 million shares for $789 million in the first nine months of 2014. As of September 30, 2014, the company had 5.2 million shares remaining authorized for repurchase.

•	Sales performance increased 27 percent in the quarter and 14 percent in the first nine months of 2014 compared with the prior year periods.

•	During the quarter, the company signed its 50th DNA™ account processing client since its acquisition of Open Solutions in January 2013.

•	The company signed 152 Mobiliti™ clients in the quarter and as of September 30 the company had over 2,000 mobile banking clients.

•	The company signed 85 Popmoney® clients to join the payment network in the quarter, which now includes over 2,300 financial institutions.

•	The company signed 77 electronic bill payment clients and 40 debit processing clients in the quarter.

Outlook for 2014

Fiserv continues to expect 2014 adjusted revenue growth in a range of 4 to 5 percent and adjusted internal revenue growth of 4 to 4.5 percent. The company now expects 2014 adjusted earnings per share to be in a range of $3.34 to $3.38, which represents growth of 12 to 13 percent over $2.99 in 2013.

“Given our strong results to date and visibility for the full year, we have increased our adjusted earnings per share guidance and are on-track to achieve strong full year results,” said Yabuki.

Earnings Conference Call

The company will discuss its third quarter 2014 results on a conference call and webcast at 4 p.m. CT on Tuesday, October 28, 2014. To register for the event, go to www.fiserv.com and click on the Q3 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

Press Release

About Fiserv

This year, Fiserv, Inc. (NASDAQ: FISV) celebrates 30 years of leadership in financial services technology. As one of FORTUNE® magazine’s World’s Most Admired Companies, Fiserv is helping clients worldwide achieve best-in-class results by driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger costs and certain integration expenses related to acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

In the fourth quarter of 2013, the company completed a two-for-one stock split. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the impact of a security breach or operational failure on the company’s business; the company’s ability to successfully integrate acquisitions into its operations; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc. Condensed Consolidated Statements of Income (In millions, except per share amounts, unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue
Processing and services	$1,063	$1,016	$3,141	$2,997
Product	200	185	609	554

Total revenue	1,263	1,201	3,750	3,551

Expenses
Cost of processing and services	537	520	1,610	1,565
Cost of product	168	164	519	511
Selling, general and administrative	243	237	728	711

Total expenses	948	921	2,857	2,787

Operating income	315	280	893	764
Interest expense - net	(41)	(41)	(122)	(123)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	274	239	771	641
Income tax provision	(120)	(79)	(287)	(218)
Income from investment in unconsolidated affiliate	85	1	89	7

Income from continuing operations	239	161	573	430
Loss from discontinued operations	—	(2)	—	(3)

Net income	$239	$159	$573	$427

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.95	$0.61	$2.25	$1.61
Discontinued operations	—	(0.01)	—	(0.01)

Total	$0.95	$0.60	$2.25	$1.60

Diluted shares used in computing earnings per share	251.8	263.7	254.6	267.5
Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Reconciliation of GAAP to Adjusted Income and
Earnings Per Share from Continuing Operations
(In millions, except per share amounts, unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP income from continuing operations	$239	$161	$573	$430
Adjustments:
Merger and integration costs [1]	2	14	11	70
Severance costs	3	—	15	12
Amortization of acquisition-related intangible assets	50	53	153	156
Tax impact of adjustments [2]	(19)	(23)	(63)	(83)
StoneRiver transactions [3]	(85)	—	(87)	2
Tax impact of StoneRiver transactions [3]	32	—	36	—
Tax benefit [4]	(6)	—	(6)	—

Adjusted income from continuing operations	$216	$205	$632	$587

GAAP earnings per share from continuing operations	$0.95	$0.61	$2.25	$1.61
Adjustments - net of income taxes:
Merger and integration costs [1]	0.01	0.03	0.03	0.17
Severance costs	0.01	—	0.04	0.03
Amortization of acquisition-related intangible assets	0.13	0.13	0.39	0.38
StoneRiver transactions [3]	(0.21)	—	(0.20)	0.01
Tax benefit [4]	(0.03)	—	(0.02)	—

Adjusted earnings per share	$0.86	$0.78	$2.48	$2.19

[1]	Merger and integration costs are attributable to the Open Solutions acquisition and include integration costs and deferred revenue purchase accounting adjustments.
[2]	The tax impact is calculated using a tax rate of 35 percent, which approximates the company’s annual effective tax rate for 2014 and 2013 exclusive of the tax benefit adjustment and the tax impacts from StoneRiver capital transactions.
[3]	Represents the company’s share of (gains) losses associated with capital transactions at StoneRiver, including sales of subsidiary businesses and related expenses during the first nine months of 2014 and a non-cash write-off of deferred financing costs associated with a recapitalization in the second quarter of 2013.
[4]	The tax benefit represents certain discrete income tax benefits that have been excluded from adjusted earnings per share in the period.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total Company
Revenue	$1,263	$1,201	$3,750	$3,551
Output Solutions postage reimbursements	(77)	(69)	(238)	(207)
Open Solutions deferred revenue adjustment	1	5	3	17

Adjusted revenue	$1,187	$1,137	$3,515	$3,361

Operating income	$315	$280	$893	$764
Merger and integration costs	2	14	11	70
Severance costs	3	—	15	12
Amortization of acquisition-related intangible assets	50	53	153	156

Adjusted operating income	$370	$347	$1,072	$1,002

Operating margin	24.9%	23.3%	23.8%	21.5%
Adjusted operating margin	31.2%	30.5%	30.5%	29.8%
Payments and Industry Products (“Payments”)
Revenue	$686	$631	$2,028	$1,874
Output Solutions postage reimbursements	(77)	(69)	(238)	(207)

Adjusted revenue	$609	$562	$1,790	$1,667

Operating income	$201	$173	$566	$518

Operating margin	29.2%	27.4%	27.9%	27.6%
Adjusted operating margin	32.9%	30.8%	31.6%	31.1%
Financial Institution Services (“Financial”)
Revenue	$588	$580	$1,758	$1,713
Open Solutions deferred revenue adjustment	1	5	3	17

Adjusted revenue	$589	$585	$1,761	$1,730

Operating income	$193	$194	$581	$541
Merger and integration costs	—	3	—	12

Adjusted operating income	$193	$197	$581	$553

Operating margin	32.8%	33.3%	33.0%	31.6%
Adjusted operating margin	32.8%	33.7%	33.0%	32.0%
Corporate and Other
Revenue	$(11)	$(10)	$(36)	$(36)

Operating loss	$(79)	$(87)	$(254)	$(295)
Merger and integration costs	2	11	11	58
Severance costs	3	—	15	12
Amortization of acquisition-related intangible assets	50	53	153	156

Adjusted operating loss	$(24)	$(23)	$(75)	$(69)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$573	$427
Adjustment for discontinued operations	—	3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	147	145
Amortization of acquisition-related intangible assets	153	156
Share-based compensation	37	37
Deferred income taxes	(11)	(11)
Income from investment in unconsolidated affiliate	(89)	(7)
Dividends from unconsolidated affiliate	108	6
Non-cash impairment charge	—	30
Other non-cash items	(15)	(9)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	8	(7)
Prepaid expenses and other assets	(37)	(51)
Accounts payable and other liabilities	147	(12)
Deferred revenue	(61)	(26)

Net cash provided by operating activities	960	681

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(225)	(171)
Payments for acquisitions of businesses, net of cash acquired	—	(30)
Dividends from unconsolidated affiliate	—	116
Net proceeds from investments	7	2
Other investing activities	(1)	(1)

Net cash used in investing activities	(219)	(84)

Cash flows from financing activities
Debt proceeds	544	1,319
Debt repayments	(544)	(1,574)
Issuance of treasury stock	39	37
Purchases of treasury stock	(785)	(455)
Other financing activities	15	12

Net cash used in financing activities	(731)	(661)

Change in cash and cash equivalents	10	(64)
Net cash flows (to) from discontinued operations	(1)	27
Beginning balance	400	358

Ending balance	$409	$321

Press Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)
	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$409	$400
Trade accounts receivable – net	748	751
Deferred income taxes	41	55
Prepaid expenses and other current assets	381	366

Total current assets	1,579	1,572
Property and equipment – net	304	266
Intangible assets – net	2,042	2,142
Goodwill	5,212	5,216
Other long-term assets	301	317

Total assets	$9,438	$9,513

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$886	$756
Current maturities of long-term debt	92	92
Deferred revenue	419	484

Total current liabilities	1,397	1,332
Long-term debt	3,756	3,756
Deferred income taxes	693	713
Other long-term liabilities	130	127

Total liabilities	5,976	5,928
Shareholders’ equity	3,462	3,585

Total liabilities and shareholders’ equity	$9,438	$9,513

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Payments Segment	8%	7%
Financial Segment	1%	2%

Total Company	5%	4%

[1]	Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the net impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue for the third quarter of 2014 was ($2) million, due to a disposition in the Financial segment. Acquired revenue was $4 million for the first nine months of 2014 ($2 million in each of the Payments and Financial segments).

Free Cash Flow [2]	Nine Months Ended September 30,
	2014	2013
Net cash provided by operating activities	$960	$681
Capital expenditures	(225)	(171)
Other adjustments [3]	(61)	88

Free cash flow	$674	$598

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; certain cash distributions from StoneRiver; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	“Other adjustments” in 2014 removes $73 million of cash distributions from StoneRiver less related tax payments, and in 2013, adds back $52 million of cash payments for transaction expenses, transaction-related assumed liabilities, and merger and integration costs attributed to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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